Exhibit 10.5

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made as of November 10, 2010, by and among Avanyx Therapeutics, Inc., a Delaware corporation (“Purchaser” or “Surviving Corporation”), Boston Therapeutics, a New Hampshire corporation (the “Company”), and Ken Tassey (the “Management Shareholder”).

RECITALS

A.           The Company is in the business of developing, manufacturing and selling, among other things, dietary supplements including its initial product, SugarDown™, a complex carbohydrate based dietary supplement based upon the Company’s proprietary processes and technology (the “Business”).

B.           Purchaser and the Company desire to merge (the “Merger”) the Company with and into the Purchaser, with the Purchaser being the surviving corporation (the “Surviving Corporation”) of the Merger.

C.           Pursuant to the Merger, each outstanding share of capital stock of the Company, without par value per share, shall be converted solely into the right to receive shares of the common stock of the Purchaser upon the terms and subject to the conditions set forth herein.

D.           For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as such term is defined in Section 1.5 below); and the parties intend by executing this Agreement to adopt a plan of reorganization under said Section 368(a) of the Code.

 NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

ARTICLE 1
MERGER

1.1 The Merger.  Subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”) and the New Hampshire Business Corporation Act (the “NH Act”), at the Effective Time (as hereinafter defined), the Company will be merged with and into the Purchaser with the Purchaser being the Surviving Corporation of the Merger, and the separate corporate existence of the Company shall cease.

1.2 The Closing.  Subject to the terms and conditions of this Agreement, the consummation of the Merger and the other transactions contemplated hereby (the “Closing”) shall take place after satisfaction or waiver of all conditions to the Merger set forth in this Agreement, but, in any event, no later than five (5) business days after such satisfaction or waiver (unless otherwise agreed by in writing by the parties), at the offices of Seyfarth Shaw, LLP, or such other place and time as the parties may otherwise agree, and the date of the Closing is referred to herein as the “Closing Date.”

1.3 Filing of Merger Documents; Effective Time.  At the Closing, the parties shall cause the Merger to be consummated by filing a duly executed Certificate of Merger and duly executed Articles of Merger (collectively, the “Merger Documents”) with respect to the Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of New Hampshire, in such form as Purchaser reasonably determines is required by and in accordance with the relevant provisions of the DGCL and the NH Act.  The time upon which such filing becomes effective in accordance with the DGCL and the NH Act is referred to herein as the “Effective Time.”

1.4 Effect of Merger.  At the Effective Time, the effect of the Merger shall be as provided in the DGCL and the NH.  Without limiting the generality of the foregoing, at the Effective Time:

(a) All property, rights, privileges, policies and franchises of the Company shall vest in the Purchaser and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

(b) The Articles of Organization and the Bylaws of the Purchaser, as in effect immediately prior to the Closing Date, shall be amended to reflect the change of Purchaser’s name from “Avanyx Therapeutics, Inc.” to “Boston Therapeutics, Inc.” and otherwise shall be unchanged and shall remain the Articles of Organization and Bylaws of the Surviving Corporation, unless and until amended in accordance with their terms and as provided by law.

(c) The directors of the Corporation, with such additions as the Purchaser and Company have agreed, shall continue to be or shall become the directors of the Corporation,  each to hold a directorship in accordance with the Articles of Organization and Bylaws of the Corporation until his successor is duly elected and qualified, and the officers of the Corporation shall continue to be officers of the Corporation.

1.5 Tax and Accounting Treatment.  The parties hereto acknowledge and agree that the Merger contemplated hereby shall be treated for accounting purposes as a purchase transaction.  For Federal income tax purposes, the Merger is intended to constitute a  reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368(a) of the Code.

ARTICLE 2
CONVERSION OF STOCK

2.1 Consideration; Conversion of Stock.

2.1.1 The aggregate consideration payable by Purchaser in connection with the merger (the “Consideration”) shall consist of 4,000,000 unregistered shares of Purchaser’s common stock, par value $0.001 per share (“Purchaser Common Stock”).

2.1.2 At the Effective Time, by virtue of the Merger, and without further action by any person or entity, all of the shares of Company Stock (as hereinafter defined) issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive Purchaser Common Stock. All shares of Company Stock held by the Company as treasury stock shall be canceled and no payment shall be made with respect thereto.

2.1.3  The Purchaser Common Stock shall be payable at the Closing by the delivery by Purchaser to the Company Shareholders of certificates representing the 4,000,000 shares of Purchaser common stock, such shares of Purchaser Common Stock to be allocated among the Company Shareholders as follows:

Ken Tassey   3,200,000 shares

David Platt:      400,000

Eliezer Zomer   400,000

2.2 Payment of Consideration.  On the Closing Date:

2.2.1 The Company shall cause each Company Shareholder to deliver to Purchaser original certificates representing the number of shares of Company Stock held by such Shareholder, which certificates shall be duly endorsed to Purchaser or in blank, pursuant to stock powers in form acceptable to Purchaser.

2.2.2 Subject to the performance by the Company of its obligations pursuant to Section 2.2.1, Purchaser shall deliver the Purchaser Common Stock allocated to the Company Shareholders in accordance with Section 2.1.3 and above.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF
THE COMPANY AND THE MANAGEMENT SHAREHOLDER

The Company and the Management Shareholder, jointly and severally, represent and warrant to Purchaser that the following facts and circumstances are true and correct, as of the date of this Agreement, subject to the limitations and exceptions set forth, by reference to the applicable section of this Article 3, on Schedule 3 attached hereto (the “Company Disclosure Schedule”).  Whenever the term “to the Company’s knowledge” or similar expression appears in any representation or warranty in this Article 3, it means to the actual knowledge of the Company’s directors, officers and employees and the Management Shareholder, after reasonable inquiry and investigation.  Whenever the term “the Company has received no notice” or like expression appears in any representation or warranty in this Article 3, it means that none of the Company’s directors, officers or employees, or the Management Shareholder have received actual oral or written notice of the matter to which such term is applied, after having made reasonable inquiry as to whether notice has been received.

3.1 Organization.  The Company: (i) is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of New Hampshire; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all of the other documents and agreements contemplated hereby; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, operations or financial condition of the Company.  The Company Disclosure Schedule, the Company has no Subsidiaries (as hereinafter defined) and holds no right, title or interest in or to any other corporation, company, partnership, trust, limited liability company or other entity.

3.2 Authority and Consents.  The execution and performance of this Agreement and the other documents to be executed by the Company pursuant to the terms hereof will not result in a violation of the Company’s Articles of Incorporation or Bylaws.  The Company has full power and authority (corporate and otherwise) to enter into this Agreement and the other documents to be executed by the Company pursuant to the terms hereof and to carry out the transactions contemplated by this Agreement and such other documents.  This Agreement and the other documents to be executed by the Company pursuant to the terms hereof delivery to Purchaser have been duly authorized by the Board of Directors of the Company, and no further corporate action prior to the Closing shall be necessary on the part of the Company (other than obtaining the consent of the Company Shareholders) to effect the Merger or to make this Agreement and the other documents to be executed by the Company pursuant to the terms hereof and the transactions contemplated by this Agreement and such other documents valid and binding upon the Company. No shareholder of the Company has or will have any dissenters’, appraisal or similar rights in connection with the transactions contemplated hereby or the change in control of the Company at the Effective Time.  Upon the filing of the Merger Documents with the Secretaries of State for the State of Delaware and the State of New Hampshire, the Merger shall be immediately and automatically effective without further action by any person or entity.  This Agreement and the other documents to be executed by the Company pursuant to the terms hereof do and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights generally; and (ii) to general principles of equity.

The Company has delivered to Purchaser true, complete and correct copies of (i) its Articles of Incorporation, as amended to date, (ii) its Bylaws, as amended to date, and (iii) its stock ledger, in each case, certified by an officer of the Company.  The Articles of Incorporation and Bylaws of the Company are in full force and effect and the Company is in full compliance with the provisions thereof.

3.3 Capitalization and Title to Shares.

3.3.1           The Company is authorized to issue 5,000,000 shares of Company Common Stock, without par value, of which 5,000,000 shares are issued and outstanding.  Such shares are owned of record as follows: Ken Tassey, 4,000,000 shares; David Platt, 500,000 shares; and Eliezer Zomer, 500,000 shares. No other class of capital stock of the Company is authorized or outstanding.  The Company Shareholders are the sole shareholders of the Company.  All of the issued and outstanding shares of the Company’s capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of pre-emptive rights.  None of the issued and outstanding shares of the Company have been issued in violation of any federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

3.3.2           Except as set forth on Schedule 3.3 hereto, the Company has no outstanding rights, subscriptions, warrants, convertible debt instruments, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from the Company any shares of the capital stock or any other security of the Company, and or any outstanding securities of any kind convertible into or exchangeable for such securities; and more specifically, there are no issued and outstanding options for the purchase of Company capital stock.  There are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of the Company to which the Company or any Company Shareholder is a party.

3.4 Title to Assets.  The Company has good and marketable title to all of its tangible assets and properties (collectively, the “Assets”), all of which are listed on Section 3.4 of the Company Disclosure Schedule, and all such Assets and properties are free and clear of all liens, charges, security interests, encumbrances, security interests and rights and interests in others (collectively, “Liens”), other than Permitted Liens (as hereinafter defined).  The Company does not own any real property and does not have any options or contractual obligations to purchase or acquire any interest in real property.  The Company has a valid, binding and enforceable leasehold estate and interest, free and clear of all Liens (other than the interest of the landlord therein) in and to the property located at 33 South Commercial Street, Manchester, NH  (the “Property”) pursuant to an agreement dated _____________ between Amosekag Business Incubator, as landlord, and the Company as tenant.

3.5 Properties.  The Business has, at all times, been owned and operated by the Company.  The tangible Assets are in good working order and in a state of reasonable maintenance and repair.  To the Company’s knowledge, the Business as conducted on the Closing does not violate any covenant or restriction affecting the Property.  There are no pending or, to the Company’s knowledge, threatened, developments affecting or threatening the Company or the Business which materially interfere or could reasonably be expected in the future to materially interfere with a continuation of the existing use of the Property.  The Assets and Company Intellectual Property (as hereinafter defined) include all rights, properties and other assets necessary to permit the conduct of the business of the Company in the same manner and to the same extent as it is conducted on, and has been conducted prior to, the date of this Agreement, and as currently proposed to be conducted.

3.6 No Required Consents and Approvals.  Except for the filing of the Merger Documents and the shareholder approval contemplated by Section 5.2, no consent, approval or authorization of, or declaration, filing, notice or registration with, any governmental agency, regulatory authority or other Person is required in connection with the execution, delivery and performance of this Agreement or any of the other documents contemplated hereby by the Company or the consummation of the transactions contemplated herein and therein.

3.7 Accounts Receivable.  The Company does not have any accounts receivable.

3.8 Inventory.  The inventory of the Company is and at the Effective Time will be in good and merchantable condition and saleable or useable in the manufacture of saleable finished goods in the ordinary course of business.

3.9 Contracts and Other Agreements.  Section 3.9 of the Company Disclosure Schedule sets forth a list of all contracts and other agreements to which the Company is a party or by or to which the Company or the Company’s assets or properties are bound or subject.  True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on Section 3.9 of the Company Disclosure Schedule have been furnished to Purchaser.  Each of such contracts is valid, subsisting, in full force and effect, binding upon the Company, and, to the knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company is not in default under any of them, nor, to the knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both, would constitute a default thereunder, except, in each case, such defaults as would not, individually or in the aggregate, have a material adverse effect on the Business or the Company.

3.10 Compliance with Laws.

3.10.1 The Company has all licenses, permits, authorizations, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body required for the conduct of the business of the Company as the same is currently conducted and currently anticipated to be conducted (collectively, “Permits”); such Permits are in full force and effect; and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any Permit.  True and complete copies of all Permits have been delivered to Purchaser.

3.10.2 The Company is not in violation of any applicable law, rule, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, the violation of which would have a material adverse effect on the business of the Company.  The Company has not received notice of, and there has not been any citation, fine or penalty imposed against the Company for, any such violation or alleged violation.

3.11 Bank Accounts and Powers of Attorney.  Section 3.11 of the Company Disclosure Schedule identifies all bank and brokerage accounts of the Company, whether or not such accounts are held in the name of the Company, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from the Company and a summary of the terms thereof.

3.12 Agreement Will Not Cause Breach or Violation.  Neither the execution nor delivery of this Agreement or the other documents contemplated hereby by the Company, nor performance by the Company of the terms and provisions of this Agreement or such other documents, nor the change in control of the Company effected at the Closing will (a) conflict with or result in a breach or violation of any of the terms, conditions or provisions of: the Company’s Articles of Organization or Bylaws; any Permit, any statute, law, regulation, ordinance or rule or any governmental authority having jurisdiction over the Company or its assets; or any judgment, order, injunction, decree or ruling of any court, tribunal, administrative body or arbitration having jurisdiction over the Company or its assets; or any agreement, contract, or commitment to which the Company is a party or by which it or its assets are bound, or (b) give any Person the right to terminate or modify any agreement or contract to which the Company is a party or by which it or its assets are bound, or accelerate any obligation or indebtedness of the Company thereunder.

3.13 Financial Statements.  The Company has delivered to Purchaser the unaudited balance sheets of the Company as at December 31, 2009 and September 30, 2010, together with unaudited statements of income, and cash flows for the year ended December 31, 2009 and September 30, 2010 (all such balance sheets and financial statements, collectively, the “Financial Statements”).  The Financial Statements were prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied in accordance with past practices, and are true, complete and accurate in all material respects and present fairly the financial position and results of operations of the Company as at such dates and for the periods the ended.

3.14 No Undisclosed Liabilities.  The Company has no liabilities or obligations of any nature except (a) liabilities which are fully reflected or reserved against on the Balance Sheet dated September 30, 2010 (the “Current Balance Sheet”), (b) liabilities incurred in the ordinary course of operation of the Business since the date of the Current Balance Sheet, and (c) liabilities or obligations accruing prior to the date of the Current Balance Sheet which, pursuant to GAAP consistently applied in accordance with past practices of the Business, are not required to be set forth in the Current Balance Sheet.

3.15 Customers.  Except as set  forth on Schedule 3.15, the Company has made no sales and has no customers.

3.16 Transactions with Management.  Except as set forth on Schedule 3.16, no officer, director, employee or Company Shareholder of the Company has (whether directly or indirectly through another entity in which such person has an interest, other than as the holder of less than 1% of a class of securities of a publicly traded company) any interest in (a) any property or assets of the Company (except as a shareholder) or (b) to the Company’s knowledge, any current competitor, customer or supplier of the Company or (c) to the Company’s knowledge, any person which is currently a party to any contract with the Company involving any amount in excess of $10,000.

3.17   Absence of Certain Changes.  Since the date of the Current Balance Sheet, there have been no material adverse changes in the condition, financial or otherwise, of any of the Assets or any of the liabilities, business, prospects or operations of the Company or the Business.

3.18 Intellectual Property.

3.18.1  Section 3.18.1 of the Company Disclosure Schedule lists all United States  and foreign (i) patent and patent applications, (ii) registered trademarks and trademark applications, (iii) registered copyrights and applications for copyright registration, (iv) mask work registrations and applications to register mask works, and (v) any other Intellectual Property that is the subject of an application to, or certificate or registration issued by, any state, government or other legal body or authority, in each case owned by the Company.  The registrations of the Company Intellectual Property listed on Section 3.18.1 of the Company Disclosure Schedule are valid and subsisting, all necessary registration and renewal fees in connection with such registrations have been filed with the relevant patent, copyright and trademark authorities, United States or foreign, for the purposes of maintaining such registrations.  The Company has complied with all applicable disclosure requirements and, to the Company’s knowledge, neither the Company nor any named inventor or assignee has committed any fraudulent act in the application for or maintenance of any patent, trademark or copyright of the Company.  For the purposes hereof, the term “Company Intellectual Property” shall mean all Intellectual Property owned, licensed or used or held for use by the Company or with respect to which the Company otherwise has rights or interests.  Without limitation of the foregoing, the Company Intellectual Property shall be deemed to further include any drawings, documentation, schematics, manuals or other materials, whether in written or magnetic form that describe, disclose or otherwise set forth any of the Company Intellectual Property.

3.18.2 The Company owns and has good and valid title to the Company Intellectual Property listed on Section 3.18.1 of the Company Disclosure Schedule, free and clear of any Liens.  The Company owns, or has the binding and enforceable right to use or operate under, to the full extent used in the Business as currently conducted and proposed to be conducted, all the Company Intellectual Property not listed on Section 3.18.1 of the Company Disclosure Schedule, free and clear of any Liens (other than solely as provided in any licenses relating to such the Company Intellectual Property).  No Company Intellectual Property or product and/or technology of the Company is subject to any outstanding decree, order, judgment, stipulation, license or agreement restricting in any material manner the use or licensing thereof by the Company.

3.18.3 To the knowledge of the Company and the Management Shareholder, the operation of the Business as it currently is conducted, including its design, development, manufacture, use and sale of its products and/or technology, including products and/or technology currently under development, and provision of services, does not infringe or misappropriate the Intellectual Property of any other Person.  To the knowledge of the Company and the Management Shareholder, no officer, director, employee or consultant of the Company is infringing or misappropriating the Intellectual Property of any other Person in the course of performing his or her duties for the Company.  Without limiting the first sentence of this Section 3.16.3, the Company has not received notice from any Person that the operation of the Business, including its design, development, manufacture and sale of its products and/or technology (including with respect to products and/or technology currently under development) and provision of services, infringes or misappropriates the Intellectual Property of any Person.

3.18.4 To the knowledge of the Company and the Management Shareholder, no Person is infringing or misappropriating any of the Company Intellectual Property.

3.18.5 Neither the consummation of the Merger nor the change in control of the Company effected thereby will limit, impair or otherwise affect, in any manner, any of the Company’s right, title or interest in or to any of the Company Intellectual Property.

3.18.6 The Company Intellectual Property includes all Intellectual Property necessary to conduct the Business as currently conducted and proposed to be conducted.

3.18.7 To the knowledge of the Company and the Management Shareholder, no employee of the Company is subject to any secrecy or noncompetition agreement or any agreement or restriction of any kind that would impede in any material way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company as currently operated, and anticipated to be operated, after the Closing Date.  To the Company’s knowledge, no third party has claimed that any person employed by or affiliated with the Company has violated or may be violating any of the terms or conditions of his past employment, noncompetition or nondisclosure agreement with such third party, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.  Each employee, officer and consultant of the Company has executed a proprietary information and inventions agreement in the form provided to Purchaser.  The Company has no knowledge that any of its employees are in violation of any such agreement.

3.19 Product Warranties and Returns.  The Company has not and will not make any claims or warranties or guarantees relating to its products that will be in effect as of the Closing Date.

3.20 Litigation.  None of the Company, or any officer or director of the Company, is a party to any pending or, to the knowledge of the Company or the Management Shareholder, threatened action, suit, arbitration, mediation, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body or any arbitration, mediation or similar forum, which has had or reasonably could be expected to have a material adverse effect on the condition, financial or otherwise, of the any of the Company’s assets or the Business or which could prevent the transactions contemplated by this Agreement (collectively, “Litigation”); nor, to the knowledge of the Company or the Management Shareholder, does any basis exist for any such Litigation.  The Company is not subject to any decree, judgment, order, or, to the Company’s knowledge, any law or regulation of any court or other governmental body which has had or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of any of the Company’s assets or the Business or which could prevent the transactions contemplated by this Agreement.

3.21 Personnel.

3.21.1  The Company is not a party to any contract or agreement with directors, officers, employees or consultants.  The Company has no union contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups, nor is the Company currently engaged in any labor negotiations, nor, to the knowledge of the Company, is the Company subject of any union organization.

3.21.2 The Company does not have any “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), or any other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, to which the Company contributes to or has any obligation to or liability for.

3.21.3 The Company has never sponsored, maintained or contributed to, or been obligated to contribute to, a Defined Benefit Plan (within the meaning of ERISA) or  contributed to, or been obligated to contribute to, a Multiemployer Plan (within the meaning of ERISA).

3.22 Taxes.  All returns with respect to any Taxes (“Tax Returns”) required to be filed prior to the date hereof with respect to the Company and the Business have been timely filed or appropriate extensions have been obtained, each such Tax Return has been prepared in compliance in all material respects with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects.  The Company is not delinquent in the payment of any income, sales, use or other taxes, assessments, levies, fees or charges imposed by any governmental authority (“Taxes”).  All Taxes due and payable by or with respect to the Company or the Business for the periods prior to the Closing Date have been or will be paid by the Company prior to the Closing.  With respect to each taxable period of the Company, (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (ii) the Company has no pending consent to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of the Company threatened against or with respect to Taxes; (v) there are no Liens for Taxes (other than for current taxes not yet due and payable) upon any of the Company’s assets; and (vi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Company since the date of its organization in June 2009 have been furnished or made available to Purchaser.  The Company has not agreed to, nor is it required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

3.23 Insurance.  The Company has obtained and maintains in full force and effect all insurance policies and bonds with respect to the Company and the Business adequate for the Business as presently conducted and in accordance with good business practices.

3.24 Environmental Liability.  At all times the Company has complied with all applicable environmental and hazardous waste laws, orders, regulations, rules and ordinances adopted, imposed or promulgated by any governmental or regulatory entity having jurisdiction over any property owned, leased or occupied by the Company.  Neither the Company nor any portion of any property owned, leased or occupied by the Company is in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, worker safety, environmental protection, hazardous materials or waste or toxic materials.  Prior to the date hereof, there has been no spill, release or discharge of any Hazardous Materials (as defined below) on, under or about any property owned, leased or occupied by the Company.  No current use of any property owned, leased or occupied by the Company constitutes a public or private nuisance.  All environmental licenses, permits, clearances, covenants and authorizations required for the Business have been obtained by the Company and are in full force and effect.  Any handling, generation, transportation, storage, disposition, treatment or use of Hazardous Material by the Company has been in compliance with all applicable statutes, laws, regulations and orders.  As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local government authority, the State of New Hampshire, any other state or the United States Government.  To the knowledge of the Company and the Management Shareholder, all property at any time owned, leased or occupied by the Company, including, without limitation, the soil and groundwater on or under such property, is free of Hazardous Materials.  No notification of release of Hazardous Materials pursuant to applicable law has been received by the Company as to any of such property.  No wastes generated by the Company have ever been sent directly or, to the Company’s knowledge, indirectly, to any site listed or formally proposed for listing federal or state list of hazardous substances sites requiring investigation or clean-up.  The Company has not received from any governmental authority or third party any requests for information, notices of claim, demand letters, or other notification that they or it are or is or may be potentially responsible with respect to any investigation or clean-up of Hazardous Materials.  The Company has no knowledge of any fact or circumstance that could involve the Company or Purchaser in any environmental litigation or proceeding or impose any environmental liability upon the Company or Purchaser.

3.25 Products.

3.25.1  With respect to the Company’s initial product, SugarDown™ at all times  the Company has been (a) in compliance in all material respects with all applicable federal, state, and local laws and regulations and (b) conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its contemplated sale.

3.25.2 There is no design defect materially adverse to the functionality of the Company’s products and, to the knowledge of the Company, such products contain adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws, rules and regulations and current industry practice with respect to their contents and use.

3.26 Representations Complete.  The representations and warranties of the Company and the Company Shareholders contained in this Article 3 do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they were made, not misleading.  There is no fact known to the Company or the Company Shareholders that has not been disclosed to Purchaser in this Agreement that is reasonably likely to have a material adverse effect on the Company’s business, operations or financial condition.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company and the Company Shareholders that the following facts and circumstances are true and correct:

4.1                  Authorization; Etc.  The Purchaser:  (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all of the other documents and agreements contemplated hereby; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, operations or financial condition of Purchaser.  Purchaser has full corporate power and authority to enter into this Agreement and the other documents contemplated hereby and to carry out the transactions contemplated hereby and thereby.  Purchaser has taken all required action by law to authorize the execution and delivery of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, and this Agreement and the other documents contemplated hereby is a valid and binding obligation of Purchaser, as applicable, enforceable against it in accordance with its terms, subject as to enforcement only: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights generally; and (ii) to general principles of equity.

4.2 No Violation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the Certificate of Incorporation or Bylaws of Purchaser or violate, or be in conflict with, or constitute a default under or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Purchaser or Merger Subsidiary is a party or by which Purchaser or Merger Subsidiary is bound, or violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority.

4.3 Capitalization.  As of the date of this Agreement, the authorized capital stock of Purchaser consisted of 100,000,000 shares of Purchaser Common Stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share.  As of March 31, 2010 (a) 10,031,236 shares of Purchaser Common Stock were validly issued and outstanding, (b) no shares of Preferred Stock were issued or outstanding, (c) no shares of Purchaser Common Stock were subject to issuance pursuant to outstanding options to purchase shares of Purchaser Common Stock and (d)  5,000,000 shares of Purchaser Common Stock were reserved for future issuance pursuant to Purchaser’s 2010 Stock Compensation Plan.  (Stock options granted by Purchaser pursuant to Purchaser’s stock option plan are referred to in this Agreement as “Purchaser Options.”).  Except for the Purchaser Options and Purchaser’s 2010 Employee Stock Option Plan (and rights related thereto), as of the date of this Agreement, there is no:  (1) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of Purchaser; or (2) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of Purchaser.  All outstanding shares of Purchaser Common Stock and all outstanding Purchaser Options have been, and all shares of Purchaser Common Stock to be issued in connection with the transactions contemplated hereby will be, issued and granted in compliance with all applicable securities laws and other applicable legal requirements.

4.4 Financial Statements.  Purchaser has delivered to the Company the audited balance sheet of the Purchaser as at December 31, 2009, together with audited statements of income, and cash flows for the period ended December 31, 2009, and unaudited statements of income, and cash flows for the nine months ended September 30, 2010 (all such balance sheets and financial statements, collectively, the “Financial Statements”).  The Financial Statements were prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied and are true, complete and accurate in all material respects and present fairly the financial position and results of operations of the Purchaser as at such dates and for the periods then ended.

4.5 Valid Issuance.  The Purchaser Common Stock to be issued by Purchaser pursuant to this Agreement will, when issued in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

4.6 Consents and Approvals of Government Authorities.  Except for the filing of the Merger Documents, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the other documents contemplated hereby by Purchaser and the consummation of the transactions contemplated hereby or thereby.

4.7 Representations Complete.  The representations and warranties of Purchaser contained in this Article 4 do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

ARTICLE 5
 COVENANTS

5.1                  Company Performance.  The Management Shareholder shall use his best efforts to cause the Company to perform all of its obligations under this Agreement.

5.2                  Operational Covenants.

5.2.1 Access.  Until the Closing, the Company shall give Purchaser, its attorneys, accountants and other authorized representatives complete access to its offices, properties, customers, suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements, commitments and other documents and information concerning the Company and persons employed by or doing business with the Company.

5.2.2  Insurance.  Until the Closing, the Company shall maintain with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

5.2.3 Compliance with Laws.  Until the Closing, the Company shall conduct its business in compliance with all applicable laws, rules, regulations and orders.

5.2.4 Keeping of Books and Records.  Until the Closing, the Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

5.2.5 Actions Prior to Closing.  The Company shall conduct its business pending the Closing only in the ordinary and usual course of business consistent with past practice.  Without limiting the generality of the foregoing, the Company shall conduct its business in a manner such that on the Closing Date the Company will have no obligations or liabilities (fixed or contingent) except (a) those consistent with the representation and warranty made in Section 3.13 of this Agreement and (b) those incurred in the ordinary course of business consistent with past practice after the date of the Balance Sheet and prior to the Closing Date and reflected accurately in its books and records.

5.2.6 Notice of Changes.  Until the Closing, the Company shall notify Purchaser of any material change in the business of the Company as soon as it becomes apparent to the Company that any such change has or may occur.

5.2.7 Preservation of Business.  Until the Closing, the Company will use its best efforts to preserve its business organization intact, and to preserve its goodwill.  Without limiting the generality of the foregoing, the Company will timely perform all obligations required of the Company under the contracts and permits listed on the Schedules to this Agreement.

5.2.8 Litigation.  Until the Closing, the Company will promptly notify Purchaser of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by the Company, or against any employee, consultant or director of the Company.

5.2.9 Continued Effectiveness of Representations and Warranties

.  From the date hereof up to and including the Closing Date, (i) the Company will conduct its business in a manner such that the representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and (ii) the Company will advise Purchaser promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representation or warranty of the Company to become untrue.  No such notice shall modify, limit or impair, in any manner, (a) any representation or warranty of the Company or the Management Shareholder made hereunder or in connection herewith, or (b) any rights or remedies of Purchaser with respect to any breach thereof.

5.3.           No Negotiations.  Until the termination of this Agreement in accordance with its terms, neither the Company, nor any of its shareholders, officers, directors, employees, affiliates, advisors, agents or investment bankers shall, directly or indirectly, initiate discussions with, engage in negotiations with, enter into any agreement with, or provide any information to, any corporation, partnership, person or other entity or group involving the possible sale, directly or indirectly, transfer or joint venture of the Company, its business or assets, or the capital stock of the Company to any person or entity other than Purchaser.  The Company shall immediately notify Purchaser of any solicitation or inquiry made by any third party with respect to any such sale.

ARTICLE 6
CONDITIONS TO CLOSING

6.1 Conditions to Purchaser’s Obligation to Close.  Purchaser’s obligations to consummate the transactions contemplated by this Agreement shall be subject to the full satisfaction of following conditions, each of which conditions may be waived in writing by Purchaser:

6.1.1 Instruments.  The Company and the Management Shareholder shall have executed and delivered to Purchaser the Merger Documents, and any and all other documents reasonably required by Purchaser to effect the transactions contemplated hereby.

6.1.2 Representations and Warranties True.  The representations and warranties of the Company and the Management Shareholder contained in this Agreement shall be true in all material respects at the Closing as though made at such time, provided that any such representations and warranties that are qualified by the term “material” or otherwise qualified as to materiality shall be true at the Closing in accordance with the terms thereof.

6.1.3 Performance of Covenants.  The Company and the Management Shareholder shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

6.1.4 Shareholder Approval. The Merger shall have been approved by the shareholders of the Company as required by the NH Act.

6.1.5 Certificate. The Company shall have delivered to Purchaser a certificate executed by its chief executive officer certifying as to the Company’s satisfaction of the conditions set forth in Sections 6.1.2, 6.1.3 and 6.1.4 above and 6.1.6 below.

6.1.6 Consents.  All consents or approvals required for the consummation of the transactions contemplated hereby, including any required consents of the parties to any contract to which the Company is a party, shall have been obtained.

6.1.7 No Material Adverse Change.  There shall not have occurred any material adverse change between the date hereof and the Closing Date in the business, operations or financial condition of the Company.

6.1.8 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order with respect to this Agreement or the consummation of the transactions contemplated hereby, or (ii) which has had or may have a materially adverse effect on the business, operations, finances or prospects of the Company.  No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement.  No insolvency proceeding of any character including, without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Company or shareholder of the Company shall be pending, and neither the Company nor any shareholder of the Company shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

6.1.9 Good Standing Certificates. The Company shall have delivered to Purchaser certificates of good standing from the Secretaries of the State of New Hampshire and all other States in which the Company is qualified to do business dated no earlier than five (5) business days prior to the Closing Date.

6.2 Conditions to the Company’s Obligations at the Closing.  The Company’s obligations to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, each of which conditions may be waived in writing by the Company:

6.2.1 Representations and Warranties True.  The representations and warranties of Purchaser contained in this Agreement shall be true in all material respects at the Closing as though made at such time, provided that any such representations and warranties that are qualified by the term “material” or otherwise qualified as to materiality shall be true at the Closing in accordance with the terms thereof.

6.2.2 Performance of Covenants. Purchaser shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

6.2.3 Certificate.  Purchaser shall have delivered to the Company a certificate executed by an officer of Purchaser certifying as to Purchaser’s satisfaction of the conditions set forth in Sections 6.2.1 and 6.2.2.

6.2.4 Shareholder Approval. The Merger shall have been approved by the Shareholders as required by Section 79 of the Massachusetts Act.

6.2.5    Tax Free Reorganization.  The Company shall be reasonably satisfied that the Merger constitutes a tax-free reorganization under Section 368(A) of the Code.

ARTICLE 7
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

7.1 Survival.  The representations and warranties of the Company and the Management Shareholder contained in this Agreement or in any document, certificate or schedule or instrument contemplated hereby or delivered pursuant hereto, shall survive the Closing Date to until October 31, 2011 (the “Expiration Date”).  The representations and warranties of Purchaser  contained in this Agreement or in any document, certificate or instrument contemplated hereby or delivered pursuant hereto, shall survive the Closing Date until the Expiration Date.

7.2 The Company’s and Management Shareholder’s Indemnity.  The Company and the Management Shareholder shall, jointly and severally, indemnify, defend, protect and hold harmless Purchaser (and Purchaser’s Subsidiaries and Affiliates and their respective officers, directors, shareholders, employees and agents) from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys’, consultants’ and witness fees incurred in connection therewith (“Purchaser’s Damages”), which arise out of: (i) the breach of any representation or warranty made by the Company or the Management Shareholder under this Agreement or any document or certificate delivered by the Company or the Management Shareholder pursuant to this Agreement; or (ii) the non-performance, partial or total, of any covenant made by the Company or the Management Shareholder pursuant to this Agreement or any document or certificate delivered by the Company or the Shareholders pursuant to this Agreement.

7.3 Purchaser’s Indemnity. Purchaser shall indemnify, defend, protect and hold harmless the Company and its officers, directors, shareholders, employees and agents from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys’, consultants’ and witness fees incurred in connection therewith (“the Company’s Damages”; and when used together with or in the alternative to Purchaser’s Damages, “Damages”), which arise out of:  (i) the breach by Purchaser of any representation or warranty made by Purchaser pursuant to this Agreement or any document or certificate delivered by Purchaser pursuant to this Agreement; or (ii) the non-performance, partial or total, of any covenant made by Purchaser pursuant to this Agreement required to be performed prior to the Closing or any document or certificate delivered by Purchaser or  pursuant to this Agreement.

7.4 Indemnity Procedures.

7.4.1 In the event that at any time or from time to time after the Closing Date a person or entity entitled to indemnification pursuant to Section 7.2 or 7.3 (any such person or entity, an “Indemnitee”) shall sustain Damages against which such Indemnitee is indemnified under this Agreement, such Indemnitee shall notify the party required to provide such indemnification (such party, the “Indemnitor”) in writing of any such loss so sustained, and Indemnitor shall within thirty (30) days after transmittal of such notice pay to such Indemnitee the amount of such loss so sustained, subject to their right to contest any third-party claim which has not yet resulted in a loss, as hereinafter provided in Section 7.4.2

7.4.2 Promptly after receipt by an Indemnitee of written notice of a claim or the commencement of any proceeding against it, such Indemnitee shall, if a claim in respect thereof is to be made against an Indemnitor under Section 7.2 or 7.3, give written notice to the Indemnitor of the commencement thereof, but the failure so to notify the Indemnitor shall not relieve it of any liability that it may have to any Indemnitee, except to the extent the Indemnitor demonstrates that the defense of such action is or has been prejudiced thereby.  In case any such proceeding shall be brought against an Indemnitee and it shall give notice to the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate therein and, to the extent that it shall wish (unless the Indemnitor is also a party to such proceeding and the Indemnitee determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel which is reasonably satisfactory to such Indemnitee and, after notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, the Indemnitor shall not be liable to such Indemnitee under such Section for any fees of such counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such Indemnitee in connection with the defense thereof.  If an Indemnitor assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee’s reasonable consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person or entity and no effect on any other claims that may be made against the Indemnitee, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor; and (b) the Indemnitor shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).  If notice is given to an Indemnitor of the commencement of any proceeding and it does not, within fifteen (15) business days after the Indemnitee’s notice is given, give notice to the Indemnitee of its election to assume the defense thereof, the Indemnitor shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemenitee; provided, however, that any such determination, compromise or settlement is made or taken in good faith, based upon the relevant facts and circumstances.  Notwithstanding the foregoing, if an Indemnitee determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates, other than as a result of monetary damages, such Indemnitee may, by notice to the Indemnitor, assume the exclusive right to defend, compromise or settle such proceeding, but the Indemnitor shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

7.4.3 If any Indemnitor contests or challenges any claim or action asserted against an Indemnitee referred to in this Article, it shall do so at its own cost and expense, holding Indemnitee harmless from all costs, fees, expenses, debts, liabilities and charges in connection with such contest; shall diligently defend against any such claim; and shall hold Indemnitee’s business and assets free and harmless from any attachment, execution, judgment, lien or other legal process.

7.5 Exclusive Remedy.  Conditioned upon the occurrence of, and from and after, the Effective Time, the indemnification obligations under this Agreement shall be the exclusive and sole remedy available to the parties and in lieu of any other remedies or rights available to the parties, at law or in equity, with respect to any claims, disputes, conflicts, damages or otherwise arising out of or related to this Agreement and the transactions contemplated hereby.   Notwithstanding the foregoing, nothing in the preceding sentence shall limit any parties’ liability for any intentional misrepresentation or fraud.

7.6 Limitations on Indemnification.

7.6.1 No indemnification shall be payable pursuant to Section 7.2 or Section 7.3 after the Expiration Date, except with respect to (i) claims made prior to the Expiration Date, but not resolved by the Expiration Date, (ii) claims not subject to the Expiration Date.

7.6.2 Purchaser and its affiliates shall not be entitled to recover Purchaser Damages hereunder unless and until the aggregate Purchaser Damages exceed $100,000 (the “Basket Amount”), whereupon Purchaser shall be entitled to recovery of all Purchaser Damages suffered or incurred by Purchaser and its affiliates exceeding the Basket Amount; provided, however, that no limitation shall apply with respect to an intentional breach of the representations and warranties of Company and Company Shareholders in this Agreement.

7.6.3 The Company Shareholders shall not be entitled to recover Purchaser Damages hereunder unless and until the aggregate Company Damages exceed the Basket Amount, whereupon the Company Shareholders shall be entitled to recovery of all Company Damages suffered or incurred by Company Shareholders exceeding the Basket Amount; provided, however, that no limitation shall apply with respect to an intentional breach of the representations and warranties of Purchaser in this Agreement.

ARTICLE 8
TERMINATION

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

8.1.1 By mutual written consent duly authorized by the Boards of Directors of Purchaser and the Company.

8.1.2 By Purchaser or the Company if

(a) there shall be a final nonappealable order of a federal or state court in effect that would prevent consummation of the Merger;

(b) the Closing has not occurred on or prior to March 15, 2010 for any reason other than the breach of any provision of this Agreement by the party terminating this Agreement; or

(c) the other party breaches any of its representations, warranties or covenants attached hereto and such breach is not promptly cured.

8.1.3 By Purchaser if any of the conditions set forth in Section 7.1 hereof has not been satisfied on or before November 15, 2010 and shall not have been waived by Purchaser, for any reason other than a breach by Purchaser of any of its representations, warranties or agreements hereunder.

8.1.4 By the Company if any of the conditions set forth in Section 7.2 hereof has not been satisfied on or before November 15, 2010 and shall not have been waived by the Company, for any reason other than a breach by the Company or the Management Shareholder of any of their representations, warranties or agreements hereunder;

If any party shall elect to terminate this Agreement pursuant to this Section 8.1 (other than paragraph (a) hereof), written notice of such event shall forthwith be given by the terminating party to the other parties to this Agreement, whereupon this Agreement shall terminate.

           8.2           Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement, except for the provisions of Articles 7, 8, and 9 shall forthwith become void and be of no effect, without any liability on the part of any party or its directors, officers or stockholders.  Nothing in this Section 8.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

ARTICLE 9
MISCELLANEOUS

9.1 Announcements.  All parties will consult with each other and will mutually agree upon any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any press release or make any public statement prior to such consultation and agreement.

9.2 Confidentiality. Each of the Parties agrees that it shall exercise, and shall cause their respective representatives and their respective affiliates to exercise, the same degree of care to prevent disclosure of Information (as hereinafter defined) received by or disclosed to such Party pursuant to this Agreement as it takes to preserve and safeguard its own confidential information, data, technology or know-how but, in any event, no less than a reasonable degree of care

9.3 .  As used herein, “Information” means all documents and information concerning any other Party and the affiliates thereof furnished to a Party, its affiliates or representatives (in any case, a “Recipient” by such other Party or its Representatives (in any case, the “Disclosing Party”) in connection with the transactions contemplated by this Agreement. Each Recipient shall not use any of such Information except as permitted by this Agreement or release or disclose such Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If this Agreement shall be terminated pursuant to Article IX any documentary Information (including all copies thereof) shall be returned to the Disclosing Party promptly at its request

9.4 .  In any event, Information shall be safeguarded by the Recipient for not less than five (5) years from the date hereof. The restrictions of this Article X shall not apply to any Information received by a Recipient (a) which such Recipient already possessed at the time of receipt as shown by written records; (b) which was at the time of receipt or subsequently becomes, publicly available though no fault of such Recipient or any of its affiliates or representatives; (c) which such Recipient rightfully received from a third party which the Recipient neither knows nor has reason to know is prohibited from disclosing such information by a contractual, legal or fiduciary obligation; (d) is furnished by the Disclosing Party to a third party without a similar restriction of the third party’s rights; or (e) is as required to be disclosed pursuant to Law; provided that, if practicable, the Recipient shall notify the Disclosing Party prior to disclosing any Information pursuant to this clause (e) and shall cooperate with the Disclosing Party in making reasonable efforts to resist such disclosure, if the Disclosing Party so requests.

In the event of a breach of any of the obligations stated above in this Article X, the Disclosing Party may proceed against the breaching Recipient in Law or in equity for such damages or other relief as a court may deem appropriate. Nothing herein contained shall be construed as prohibiting the Disclosing Party from pursuing, in addition, any other remedy for such breach or threatened breach.

9.3           Finders and Brokers.  Except as provided in the next sentence, each party hereby represents and warrants to the others that neither it nor its representatives have taken, nor will they take, any action that would cause the other parties hereto to have any obligation or liability to any person for or made any arrangements for the payment of any finders’ fees, brokerage fees, agents’ commissions, or like payments in connection with the transactions contemplated hereby.  Each party shall indemnify and hold harmless the others from any claim that is asserted by any person for a finder’s fee or like payment with respect to this Agreement arising from any act, representation or promise of the indemnifying party or its representative.

9.4           Amendment. Subject to applicable law, this Agreement may only be amended or supplemented by written agreement of the Company, Purchaser and the Management  Shareholder.

9.5 Waiver of Compliance.  Any failure of the Company or the Management Shareholder, on the one hand, or  Purchaser, on the other, to comply with any provision of this Agreement may be expressly waived in writing by Purchaser or the Company and the Management Shareholder, respectively, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.  The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

9.6 Expenses.  Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, and the Company shall pay all such fees and expenses incurred by the Company, whether or not the transactions contemplated hereby are consummated.

9.7 Survival of Representations and Warranties.  The respective representations and warranties of each party contained herein shall not be deemed waived or otherwise affected by any investigation made by or on behalf of the other party and such representations and warranties shall survive the Closing and the consummation of the Merger contemplated hereby as provided herein.  All statements contained in this Agreement or in any schedule, exhibit, certificate, list, or other document delivered pursuant hereto shall be deemed representations or warranties, as the case may be (as such terms are used in this Agreement), of the party making such statements.

9.8 Notices.  All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given (i) upon delivery, if delivered in person, (ii) five (5) business days after mailing if sent registered mail, return receipt requested, or (iii) the next business day after sending, if sent by commercial overnight courier (unless returned undelivered or the courier reports a later delivery) and addressed as follows:

To the Company and the Management Shareholder at:

Boston Therapeutics, Inc.
33 South Commercial Street
Manchester, NH
Attention:  Ken Tassey

To Purchaser:

Avanyx Therapeutics, Inc.
12 Appleton Circle
Newton, MA 02459
Attn: David Platt

Notice of change of address shall be effective only when done in accordance with this Section.  All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

9.9 Assignment; Successors and Assigns.  Except as otherwise provided herein, each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement.  Any purported assignment, transfer, or delegation in violation of this Section shall be null and void.  Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.  Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person or entity not a party to this Agreement.

9.10 Governing Law.  The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts.

9.11 Jurisdiction.  The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement (or any of the agreements or documents executed in connection herewith) or any judgment entered by any court in respect thereof shall be brought in the courts of the County of Suffolk, Boston, Commonwealth of Massachusetts, or in the U.S. District Court for Massachusetts and the parties hereto hereby irrevocably accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.  In addition, the parties hereto each hereby irrevocably waives, to the fullest extent permitted by law, any objection which he or it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement (or any of the agreements or documents executed in connection herewith) or any judgment entered in respect thereof brought in any court located in the County of Suffolk, Boston, Commonwealth of Massachusetts, or in the U.S. District Court for Massachusetts and hereby further irrevocably waives any claim that any suit, action or proceedings brought in any such court has been brought in an inconvenient forum.

9.12 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.13 Headings.  The headings of the Sections and Articles of this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

9.14 Entire Agreement.  The parties intend that the terms of this Agreement, including the Disclosure Schedule and other documents referred to herein, shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement.  The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

9.15 The Company Disclosure Schedule.  The Company Disclosure Schedule shall be divided into sections corresponding to the sections of this Agreement.  Disclosure in any section of the Company Disclosure Schedule shall only constitute disclosure for purposes of the corresponding section of the Agreement and not for any other purpose, unless it is reasonably apparent on the face of the disclosure that it is applicable to another section of the Agreement.

9.16 Severability.  If any provision of this Agreement, or the application thereof to any Person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other Persons, places, and circumstances shall remain in full force and effect.

9.17 Rules of Construction.  The parties acknowledge that each party has read and negotiated the language used in this Agreement.  The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party’s role in drafting this Agreement.

9.18 Additional Documents.  Each of the parties agree, without further consideration, to execute and deliver such other documents and take such further action as may be reasonably required to effectuate the provisions of this Agreement.

9.19 Exhibits.  All Exhibits attached hereto shall be deemed to be a part of this Agreement and are fully incorporated in this Agreement by this reference.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Reorganization as of the date first written above.

THE COMPANY:                                                                          PURCHASER:
Boston Therapeutics, Inc.                                                           Avanyx Therapeutics, Inc.

By: /s/ Kenneth A. Tassey, Jr.                                                    By: /s/ David Platt
      Title: President                                                                               Title: President, Chief Executive Officer

MANAGEMENT SHAREHOLDER:

 /s/ Kenneth A. Tassey, Jr.
Kenneth A. Tassey, Jr.